                                                                 EXHIBIT 12

                           TRANS WORLD AIRLINES

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                      PRIOR PREDECESSOR
                           COMPANY                   PREDECESSOR COMPANY
                   ------------------------ --------------------------------------
                                TEN MONTHS   TWO MONTHS               EIGHT MONTHS
                    YEAR ENDED     ENDED       ENDED      YEAR ENDED     ENDED
                   ------------ ----------- ------------ ------------ ------------
                   DECEMBER 31, OCTOBER 31, DECEMBER 31, DECEMBER 31,  AUGUST 31,
                       1992        1993         1993         1994         1995
                   ------------ ----------- ------------ ------------ ------------
                                           (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO)

Loss from
operations before
income taxes.....   $(314,292)   $(362,620)   $(88,140)   $(432,869)   $(338,309)
Add:
 Interest on
 indebtedness(1).     110,096       91,877      31,204      195,352      123,247
 Portion of rents
 represntative of
 the interest
 factor(3).......      67,700       57,821      12,198       87,122       60,849
                    ---------    ---------    --------    ---------    ---------
 Income as
 adjusted........   $(136,496)   $(212,922)   $(44,738)   $(150,395)   $(154,212)
                    ---------    ---------    --------    ---------    ---------
Fixed charges:
 Interest on
 indebtedness....   $ 110,096    $  91,877    $ 31,204    $ 195,352    $ 123,247
 Capitalization
 interest........       3,099        2,104         267        2,133          --
 Portion of rents
 representative
 of the interest
 factor..........      67,700       57,821      12,198       87,122       60,849
                    ---------    ---------    --------    ---------    ---------
 Fixed charges...   $ 108,895    $ 151,802    $ 43,669    $ 284,607    $ 184,096
                    ---------    ---------    --------    ---------    ---------
 Ratio of
 earnings to
 Fixed charges...       (0.75)       (1.40)      (1.02)       (0.53)       (0.84)
                    ---------    ---------    --------    ---------    ---------
Deficiency.......   $ 317,391    $ 364,724    $ 88,407    $ 435,002    $ 338,309
                    ---------    ---------    --------    ---------    ---------



                                    REORGANIZED COMPANY
                    ---------------------------------------------------
                    FOUR MONTHS               THREE MONTHS THREE MONTHS
                       ENDED      YEAR ENDED     ENDED        ENDED
                    ------------ ------------ ------------ ------------
                    DECEMBER 31, DECEMBER 31,  MARCH 31,    MARCH 31,
                        1995         1996         1996         1997
                    ------------ ------------ ------------ ------------
                      (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO)
Loss from
operations before
income taxes.....    $(32,268)   $(274,577)   $(74,278)    $(105,193)
Add:
 Interest on
 indebtedness(1).      45,917      126,822       33,547       28,397
 Portion of rents
 represntative of
 the interest
 factor(3).......      32,131      100,997       23,435       28,608
                     --------    ---------    ---------    ---------
 Income as
 adjusted........    $ 45,780    $ (46,758)   $ (17,296)   $ (48,188)
                     --------    ---------    ---------    ---------
Fixed charges:
 Interest on
 indebtedness....    $ 45,917    $ 126,822    $  33,547    $  28,397
 Capitalization
 interest........         --         5,463          650        1,853
 Portion of rents
 representative
 of the interest
 factor..........      32,131      100,997       23,435       28,608
                     --------    ---------    ---------    ---------
 Fixed charges...    $ 78,048    $ 233,282    $  57,632    $  58,858
                     --------    ---------    ---------    ---------
 Ratio of
 earnings to
 Fixed charges...        0.59        (0.20)       (0.30)       (0.82)
                     --------    ---------    ---------    ---------
Deficiency.......    $ 32,268    $ 280,040    $  74,928    $ 107,046
                     --------    ---------    ---------    ---------
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